Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3, covering the registration of 300,000 shares of common stock, of our report dated March 31, 2005 included in the annual report on Form 10-K of 21st Century Holding Company for the year ended December 31, 2004, and to the reference to our firm under the caption "Experts" in the prospectus.


                              DEMEO, YOUNG, MCGRATH

Boca Raton, Florida,
May 12, 2005